Exhibit 99.2
UNAUDITED COMBINED CONDENSED PRO FORMA FINANCIAL INFORMATION
On August 24, 2011, RealPage, Inc. (“RealPage”) completed its previously announced acquisition of Multifamily Technology Solutions, Inc., a Delaware corporation (“MTS”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) among RealPage, RP Newco IV Inc., a newly-formed Delaware corporation and wholly owned subsidiary of RealPage, MTS and Shareholder Representative Services LLC, a Colorado limited liability company, as the representative of MTS’ stockholders (the “MTS Stockholders”). Pursuant to the Merger Agreement and subject to the conditions set forth therein, Merger Sub merged with and into MTS (the “Merger”), and MTS continued as the surviving corporation of the Merger and a wholly owned subsidiary of RealPage. MTS will be operating under the name MyNewPlace. The purchase price was $73.1 million, net of cash acquired, which consisted of the following: a cash payment of $62.1 million, net of cash acquired, which includes $14.0 million held in escrow; $6.3 million in the fair value of restricted common stock; $1.1 million in the fair value of a put option on the restricted common shares, in which, if the average market price of Realpage common stock falls below an established threshold upon vesting, RealPage will pay, in cash, the difference between the average market price and the established threshold; and $3.6 million in the fair value of the assumed MTS stock options exercisable for shares of RealPage common stock. The acquisition of MTS adds a pay-for-performance Internet listing service, expands our suite of SAAS lead generation and management tools and service delivery capabilities and gives us a team of individuals with a deep knowledge of consumer Internet marketing. When combined with our other sales and marketing software products and services, we believe MTS will contribute to RealPage’s solutions that enable property owners and managers to more efficiently manage multichannel marketing activities.
We have derived the following unaudited combined condensed pro forma financial information by applying pro forma adjustments to the historical consolidated financial statements of the Company, included in our June 30, 2011 Quarterly Report filed on Form 10-Q with the Securities and Exchange Commission on August 9, 2011. The December 31, 2010 and the three and six months ended June 30, 2011 unaudited combined condensed pro forma statements of income, as adjusted, give pro forma effect to the acquisition of MTS as if the transaction occurred at the beginning of the year presented. The unaudited combined condensed pro forma balance sheet as of June 30, 2011 gives pro forma effect to this acquisition as if it occurred on June 30, 2011. We collectively refer to the adjustments relating to the acquisition as the “Acquisition Adjustments.” We have described the adjustments, which are based upon available information and upon assumptions that management believes to be reasonable, in the accompanying notes. The unaudited combined condensed pro forma financial information is for informational purposes only and should not be considered indicative of actual results that would have been achieved had the acquisitions actually been consummated on the dates indicated and does not purport to be indicative of results of operations as of any future date or for any future period.
The unaudited combined condensed pro forma financial information reflects that we recorded the acquisitions under our business combinations accounting policy. Under this policy, the total preliminary purchase price for MTS was allocated to the preliminary net tangible and intangible assets based upon their preliminary fair values. With the acquisition of MTS, we expect to add an Internet listing service for rental properties, expand our syndication and lead generation capabilities and increase our customer base. These factors contributed to a purchase price in excess of the fair value of the MTS net tangible and intangible assets acquired, and as a result, the Company has recorded goodwill in connection with this transaction. The excess of the preliminary purchase price over the preliminary net tangible assets and preliminary intangible assets was recorded as goodwill. The preliminary allocation of the purchase price was based upon a preliminary valuation and the Company’s estimates and assumptions are subject to change within the measurement period. The Company expects the allocation of the purchase price to be final in the fourth quarter of 2011.
You should read our unaudited combined condensed pro forma financial information and the related notes in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on February 28, 2011 and related notes and the financial statements and related notes for MTS included as Exhibit 99.1 in this Current Report on form 8-K/A.
The fair value adjustment for the put option on the restricted common shares was not significant for the period presented.

UNAUDITED COMBINED CONDENSED PRO FORMA STATEMENT OF OPERATIONS
For the Year Ended December 31, 2010
(in thousands, except per share data)

			Pro Forma
			Acquisition
	RealPage, Inc.(1)	MTS(2)	Adjustments		Combined(3)
Revenue	$188,274	$16,773	$—		$205,047
Cost of revenue	79,044	8,282	990	(4)	88,316
Product development	36,922	3,879	572	(4)	41,373
Sales and marketing	37,693	3,098	109	(4)	40,900
General and administrative	28,328	2,652	(89	)(4)	30,891
Interest expense and other, net	(5,501)	(199)	199	(5)	(5,501)

Income (loss) before income taxes	786	(1,337)	(1,383)		(1,934)
Income tax expense (benefit)	719	—	(1,088	)(6)	(369)

Net income (loss)	$67	$(1,337)	$(295)		$(1,565)

Net loss available to common stockholders	$(2,877)				$(4,509)
Loss per share available to common stockholders:
Basic	$(0.07)				$(0.11)
Diluted	$(0.07)				$(0.11)
Shares used in computation of per share amounts
Basic	39,737				39,737
Diluted	39,737				39,737

(1)	Derived from the audited consolidated statement of operations for RealPage, Inc. for the year ended December 31, 2010.

(2)	Derived from the audited consolidated statement of operations for MTS for the year ended December 31, 2010.

(3)
We have presented our unaudited combined condensed pro forma statement of operations for the year ended December 31, 2010 as if the acquisition of MTS had been completed at the beginning of the period presented. As this acquisition occurred in August 2011, there were no results from MTS reported in our consolidated statement of operations for the year ended December 31, 2010.

(4)
Entries to reflect additional amortization expense for MTS acquired identifiable intangible assets (using an estimated useful life of three to ten years) and additional stock compensation expense for the period January 1, 2010 through December 31, 2010.

(5)
Entry to reduce interest expense related to the elimination of debt for MTS for the period January 1, 2010 through December 31, 2010. The fair value adjustment for the put option on the restricted common shares was not significant for the period presented.

(6)
Adjustment represents the tax effect of the net adjustments to the pro forma financial statements as discussed above based upon the Acquisition Adjustments and the historical results of operations of MTS, assuming an effective tax rate of 40.0%.

UNAUDITED COMBINED CONDENSED PRO FORMA STATEMENT OF OPERATIONS
For the Three Months Ended June 30, 2011
(in thousands, except per share data)

			Pro Forma
			Acquisition
	RealPage, Inc.(1)	MTS(2)	Adjustments		Combined(3)
Revenue	$61,635	$4,359	$—		$65,994
Cost of revenue	25,810	2,891	247	(4)	28,948
Product development	10,537	1,227	65	(4)	11,829
Sales and marketing	14,510	558	32	(4)	15,100
General and administrative	9,574	711	(22	)(4)	10,263
Interest expense and other, net	(732)	(36)	36	(5)	(732)

Income (loss) before income taxes	472	(1,064)	(286)		(878)
Income tax expense (benefit)	190	—	(540	)(6)	(350)

Net income (loss)	$282	$(1,064)	$254		$(528)

Net income (loss) available to common stockholders	$282				$(528)
Income (loss) per share available to common stockholders:
Basic	$0.00				$0.01
Diluted	$0.00				$0.01
Shares used in computation of per share amounts
Basic	68,673				68,673
Diluted	72,012				68,673

(1)	Derived from the unaudited consolidated statement of operations for RealPage, Inc. for the three months ended June 30, 2011.

(2)	Derived from the unaudited consolidated statement of operations for MTS for the three months ended June 30, 2011.

(3)
We have presented our unaudited combined condensed pro forma statement of operations for the three months ended June 30, 2011 as if the acquisition of MTS had been completed at the beginning of the period presented. As this acquisition occurred in August 2011, there were no results from MTS reported in our consolidated statement of operations for the three months ended June 30, 2011.

(4)
Entries to record additional amortization expense for MTS acquired identifiable intangible assets (using an estimated useful life of three to ten years) and additional stock compensation expense for the period April 1, 2011 through June 30, 2011.

(5)
Entry to reduce interest expense related to the elimination of debt for MTS for the period April 1, 2011 through June 30, 2011. The fair value adjustment for the put option on the restricted common shares was not significant for the period presented.

(6)
Adjustment represents the tax effect of the net adjustments to the pro forma financial statements as discussed above based upon the Acquisition Adjustments and the historical results of operations of MTS, assuming an effective tax rate of 40.0%.

UNAUDITED COMBINED CONDENSED PRO FORMA STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2011
(in thousands, except per share data)

			Pro Forma
			Acquisition
	RealPage, Inc.(1)	MTS(2)	Adjustments		Combined(3)
Revenue	$119,183	$8,503	$—		$127,686
Cost of revenue	50,493	5,576	493	(4)	56,562
Product development	20,853	2,474	175	(4)	23,502
Sales and marketing	27,304	1,149	61	(4)	28,514
General and administrative	19,350	1,418	(56	)(4)	20,712
Interest expense and other, net	(1,898)	(69)	69	(5)	(1,898)

Loss before income taxes	(715)	(2,183)	(604)		(3,502)
Income tax benefit	(349)	—	(1,115	)(6)	(1,464)

Net income (loss)	$(366)	$(2,183)	$511		$(2,038)

Net loss available to common stockholders	$(366)				$(2,038)
Loss per share available to common stockholders:
Basic	$(0.01)				$(0.03)
Diluted	$(0.01)				$(0.03)
Shares used in computation of per share amounts
Basic	67,741				67,741
Diluted	67,741				67,741

(1)	Derived from the unaudited consolidated statement of operations for RealPage, Inc. for the six months ended June 30, 2011.

(2)	Derived from the unaudited consolidated statement of operations for MTS for the six months ended June 30, 2011.

(3)
We have presented our unaudited combined condensed pro forma statement of operations for the six months ended June 30, 2011 as if the acquisition MTS had been completed at the beginning of the period presented. As this acquisition occurred in August 2011, there were no results from MTS reported in our consolidated statement of operations for the six months ended June 30, 2011.

(4)
Entries to reflect additional amortization expense for MTS acquired identifiable intangible assets (using an estimated useful life of three to ten years) and additional stock compensation expense for the period January 1, 2011 through June 30, 2011.

(5)
Entry to reduce interest expense related to the elimination of debt for MTS for the period January 1, 2011 through June 30, 2011. The fair value adjustment for the put option on the restricted common shares was not significant for the period presented.

(6)
Adjustment represents the tax effect of the net adjustments to the pro forma financial statements as discussed above based upon the Acquisition Adjustments and the historical results of operations of MTS, assuming an effective tax rate of 40.0%.

UNAUDITED COMBINED CONDENSED PRO FORMA BALANCE SHEET
June 30, 2011
(in thousands, except share amounts)

			Pro Forma
			Acquisition
	RealPage, Inc.(1)	MTS(2)	Adjustments		Combined(3)
Assets
Current assets:
Cash and cash equivalents	$111,985	$2,596	$(64,744	)(5)	$49,837
Restricted cash	15,909	—	—		15,909
Accounts receivable, net	33,612	2,866	—		36,478
Deferred tax asset, net of valuation	1,539	—	388	(10)	1,927
Other current assets	8,207	434	—		8,641

Total current assets	171,252	5,896	(64,356)		112,792
Property and equipment, net	23,607	1,558	(1,129	)(11)	24,036
Goodwill	87,163	—	31,956	(4)	119,119
Identified intangible assets, net	58,402	—	54,680	(6)	113,082
Deferred tax asset, net of valuation allowance	18,079	—	(15,962	)(10)	2,117
Other assets	2,673	—	—		2,673

Total assets	$361,176	$7,454	$5,189		$373,819

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,381	$610	$—		$7,991
Accrued expenses and other current liabilities	22,699	1,110	520	(8)	24,329
Current portion of deferred revenue	51,541	—	—		51,541
Revolving credit facility	—	1,220	(1,220	)(7)	—
Current portion of long-term debt	10,781	951	(951	)(7)	10,781
Customer deposits held in restricted accounts	15,833	—	—		15,833

Total current liabilities	108,235	3,891	(1,651)		110,475
Deferred revenue	8,778	—	—		8,778
Long-term debt, less current portion	49,867	—			49,867
Other long term liabilities	5,258	—	579	(8)	5,837

Total noncurrent liabilities	63,903	—	579		64,482

Total liabilities	172,138	3,891	(1,072)		174,957
Convertible preferred stock	—	28,398	(28,398	)(9)	—
Common stock	71	1	(1	)(9)	71
Additional paid-in capital	280,530	729	9,095	(9)	290,354
Treasury stock	(1,431)	—	—		(1,431)
Retained earnings	(90,096)	(25,565)	25,565	(9)	(90,096)
Accumulated other comprehensive loss	(36)	—	—		(36)

Total stockholders’ equity	189,038	3,563	6,261	(9)	198,862

Total liabilities and stockholders’ equity	$361,176	$7,454	$5,189		$373,819

(1)	Derived from the unaudited consolidated balance sheet for RealPage, Inc. at June 30, 2011.

(2)	Derived from the unaudited consolidated balance sheet for MTS at June 30, 2011.

(3)	We have presented our unaudited combined condensed pro forma balance sheet as of June 30, 2011 as if the acquisition of MTS had been completed on June 30, 2011.

(4)	We have estimated the preliminary purchase price allocation in consideration of these proforma financial statements as the final purchase price allocation has not been completed as of this filing.

The preliminary purchase price allocation is as follows:

Purchase price calculation:
Cash paid, net of cash acquired	$48,163
Cash paid into escrow	13,985
Fair value of restricted stock (a)	6,264
Fair value of assumed stock options (b)	3,560
Fair value of put option liability on restricted stock (c)	1,158

$73,130

(a)	The fair value of restricted stock was based on the current market price of RealPage, Inc.’s stock as of the date of acquisition.

(b)	The fair value of the portion of the assumed stock options where services had previously been rendered was based on the remeasured fair value utilizing an option pricing model.

(c)	The fair value of the put option liability was calculated utilizing an option pricing model.

Allocation of purchase price:
Intangible assets
Developed product technologies	2,280
Customer relationships	27,600
Tradenames	24,800
Goodwill	31,956
Net deferred taxes	(15,574)
Net other assets	2,068

Total allocated purchase price	$73,130

(5)	Entry to reflect the gross cash payment, including escrow, of $64.7 million.

(6)	Entry to reflect the acquisition of intangible assets from the acquisition of MTS, as shown in (4) above.

(7)	Entries to reflect the elimination of MTS’s revolving credit facility and other debt which were paid by former MTS shareholders with proceeds from the acquisition.

(8)	Entries to reflect the establishment of the fair value of put option liability on restricted stock.

(9)	Entries to reflect the elimination of MTS’s historical shareholders’ equity of $3.6 million and the issuance of restricted stock of RealPage, Inc. at an estimated fair value of $6.3 million.

(10)	Entry to reflect the impact of the net deferred taxes created upon acquisition of intangible assets, assumption of NOL’s and assessment of valuation allowance.

(11)	Entry to reflect the elimination of software development cost previously capitalized by MTS, which has been included in the fair value of developed technologies in (4).